UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614 (Commission File Number)	77-0138960 (IRS Employer Identification No.)
741 Calle Plano, Camarillo, California (Address of principal executive offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Willow B. Shire as a Director

On June 26, 2007, Willow B. Shire was elected a director of the Company. Ms. Shire has been appointed Chairperson of the Nominating and Corporate Governance Committee of the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company.

Ms. Shire, age 59, has been an executive consultant with Orchard Consulting Group since 1994, specializing in leadership development and strategic problem solving. Previously, she was Chairperson for the Computer Systems Public Policy Project within the National Academy of Science. She also held various positions at Digital Equipment Corporation, a computer hardware manufacturer, for 18 years, including Vice President and Officer, Health Industries Business Unit. Ms. Shire is currently on the board of The TJX Companies, Inc. She holds a bachelors degree from Boston University’s School of Education and a masters degree from Harvard School of Education.

Resignation of Directors

On June 26, 2007, James A. Cole and Moshe Gavrielov resigned as directors of the Company. On June 27, 2007, Louis Tomasetta resigned as a director of the Company.

Resignation of Shawn C.A. Hassel

Shawn C.A. Hassel, the Chief Restructuring Officer of the Company, will resign as an officer of the Company effective June 30, 2007.

Amendment to Employment Agreement

On June 26, 2007, the Company and Richard Yonker, the Company’s Chief Financial Officer, entered into an Amended and Restated Employment Agreement (the “Yonker Agreement”) that amends and restates the employment agreement between the Company and Mr. Yonker dated as of November 16, 2006. A copy of the Yonker Agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The Yonker Agreement amends Mr. Yonker’s initial employment agreement to provide that, during his first year of employment, Mr. Yonker will receive a bonus of $20,000 upon the occurrence of each of the following events: a) the vacancies in the Company’s accounting and finance organization agreed to by Mr. Yonker and the Chief Executive Officer of the Company are filled by persons satisfactory to the Chief Executive Officer of the Company; b) the Company reduces the activities of, and the amounts paid to, Alvarez & Marsal LLC by amounts agreed to by the Chairman of the Compensation Committee of the Company and Mr. Yonker; c) the Company secures a new independent registered public accounting firm as evidenced by the execution of an engagement letter; d) the implementation of the remedial action plan approved by the Special Committee of the Company and delivery of audited financial statements for fiscal years 2007 and

2006; and e) the implementation of financial accountability by individual executive staff members for all items on the Company’s income statement and balance sheet as measured by a financial road map to be agreed to by the Chairman of the Compensation Committee of the Company and Mr. Yonker.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated June 26, 2007, between the Company and Richard Yonker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2007

VITESSE SEMICONDUCTOR CORPORATION
By: /s/ MICHAEL GREEN Michael Green Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated June 26, 2007, between the Company and Richard Yonker